Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6100 Fax 913 696 6116 News Release

April 24, 2006

YRC Worldwide Increases Revenue Over 40%

•	Yellow Transportation and Roadway report record first quarter revenue
•	YRC Regional Transportation posts solid tonnage and yield growth
•	Meridian IQ continues to increase in scale and expand global presence

OVERLAND PARK, KAN. — YRC Worldwide Inc. (NASDAQ: YRCW) today announced first quarter 2006 adjusted diluted earnings per share (“EPS”) of $.72. Adjusted EPS excludes $.01 for losses on property disposals that the company does not consider part of core operations. Reported EPS for first quarter 2006 was $.71. Both the adjusted and reported EPS include $.02 of dilution from the company’s contingent convertible notes based on an average YRCW stock price of $46.52 for the quarter.

“Despite good revenue growth in all areas of our company, the quarter did not come in where we had planned. Given the first quarter, we have taken aggressive steps to improve our financial performance going forward,” stated Bill Zollars, Chairman, President and CEO of YRC Worldwide. “The economy still looks healthy, our brands remain strong and our synergy programs are on track.”

YRC Worldwide reported the following consolidated results for the first quarter 2006:

•	Record first quarter operating revenue of $2.37 billion compared to first quarter 2005 of $1.68 billion, a 41% increase.

•	Adjusted operating income of $89 million and reported operating income of $88 million. Adjustments of $1 million related entirely to losses on property disposals.

Please note the first quarter 2006 results include the USF companies acquired May 24, 2005. First quarter 2005 results do not include the USF companies.

Selected Segment Highlights for First Quarter 2006

•	Roadway

•	Record first quarter revenue of $805 million, up 5.0% from first quarter last year.

•	Operating income of $38 million compared to $37 million in first quarter 2005.

•	LTL revenue per hundred weight, adjusted for business mix, up 5.2% compared to first quarter last year.

•	Yellow Transportation

•	Record first quarter revenue of $841 million, up 6.2% from first quarter last year.

•	LTL tonnage up 2.8% from first quarter 2005.

•	LTL revenue per hundred weight, adjusted for business mix, up 4.6% compared to first quarter last year.

•	YRC Regional Transportation

•	First quarter revenue of $592 million and operating income of $21 million.

•	LTL tonnage per day up 4.6% from first quarter 2005.*

•	LTL revenue per hundred weight up 7.3% when compared to first quarter 2005.*

•	Meridian IQ

•	First quarter revenue of $140 million, a year-over-year increase of 148%. First quarter revenue up 16% when including USF Logistics in both periods.

•	Operating income of $2.5 million compared to $1 million in first quarter 2005.

*	Includes the operating companies of New Penn Motor Express, USF Bestway, USF Holland and USF Reddaway.

For complete statistical information, refer to the company’s website at yrcw.com under Investor Relations and then select Earnings Releases & Operating Statistics.

Outlook

Based on real GDP growth of around 3.5% for 2006, the company’s expectations include the following:

•	Full year 2006 EPS between $5.65 and $5.85, including $.10 per share of dilution from the contingent convertibles based on a year-to-date average YRCW stock price of $44.86.

•	Second quarter 2006 EPS between $1.45 and $1.50, including no contingent convertible dilution based on the second quarter-to-date YRCW average stock price of $37.51.

•	Full year 2006 consolidated revenue of about $10 billion, interest expense around $85 million and a consolidated income tax rate of 38.1%.

•	Diluted average shares of 59 million.

•	2006 gross capital expenditures between $425 and $450 million.

Review of Financial Results

YRC Worldwide (NASDAQ: YRCW) will host a conference call for the investment community on Tuesday, April 25, 2006, beginning at 9:30 a.m. ET, 8:30 a.m. CT.

Investors and analysts should dial 1.888.609.3912 at least 10 minutes prior to the start of the call. The conference ID number is 6932827. The conference call will be open to listeners through a live webcast via StreetEvents at streetevents.com and via the YRC Worldwide Internet site yrcw.com.

An audio playback will be available beginning two hours after the call ends until midnight on May 9, 2006, by calling 1.800.642.1687 and then entering the access code 6932827. An audio playback also will be available for 30 days after the call via the StreetEvents and YRC Worldwide web sites.

*    *    *    *    *

The preceding disclosures contain references to ‘reported’ and ‘adjusted’ operating income and earnings per share. Reported numbers include property gains and losses while adjusted numbers exclude these items. Management adjusts for these items when evaluating operating performance to more accurately compare the results among periods.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect” and similar expressions are intended to identify forward-looking statements. It is important to note that the company’s actual future results, revenue and earnings per share could differ materially from those projected in such forward-looking statements because of a number of factors, including (without limitation), inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, including (without limitation) those cost reduction opportunities arising from acquisitions, the company’s ability to improve productivity results at its Roadway subsidiary and its resulting effects on efficiencies, service and yield, a downturn in general or regional economic activity, changes in equity and debt markets, effects of a terrorist attack, and labor relations, including (without limitation), the impact of work rules, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction.

The company’s expectations for the amount of its diluted average shares are only its expectations regarding this amount. Actual diluted average shares could differ based on a number of factors including (among others) the number of employee and director stock option exercises, actual amounts of stock awarded to employees and directors during the year, the dilutive impact of the contingent convertible notes based on the company’s average stock price, and any unanticipated issuance of stock for currently unplanned financings or acquisitions.

The company’s expectations regarding its interest expense are only its expectations regarding this expense. Actual interest expense could differ based on a number of factors including (among others) the company’s revenue and profitability results and the factors that affect revenue and results described above, the amount, character and interest rate on the company’s outstanding debt and any financings the company may enter into in the future.

The company’s expectations regarding its gross capital expenditures are only its expectations regarding these expenditures. Actual expenditures could differ based on (among others) the following factors: impacts on our business from the factors described above, the accuracy of our estimates of our spending requirements, the occurrence of any unanticipated acquisition opportunities, changes in our strategic direction, the need to spend additional capital on cost reduction opportunities, and the need to replace any unanticipated losses in capital assets.

The company’s expectations regarding its effective tax rate are only its expectations regarding this rate. The actual rate could differ based on (among others) the following factors: variances in pre-tax earnings on both a consolidated and business units basis, variance in pre-tax earnings by jurisdiction, impacts on our business from the factors described above, variances in estimates on non-deductible expenses, tax authority audit adjustments, change in tax rates and availability of tax credits.

YRC Worldwide Inc., a Fortune 500 company and one of the largest transportation service providers in the world, is the holding company for a portfolio of successful brands including Yellow Transportation, Roadway, Reimer Express, Meridian IQ, USF Holland, USF Reddaway, USF Bestway, USF Glen Moore, and New Penn Motor Express. The enterprise provides global transportation services, transportation management solutions and logistics management. The portfolio of brands represents a comprehensive array of services for the shipment of industrial, commercial and retail goods domestically and internationally. Headquartered in Overland Park, Kansas, YRC Worldwide employs approximately 70,000 people.

Investor Contact:	Phil J. Gaines	Media Contact:	Suzanne Dawson
	YRC Worldwide		Linden Alschuler & Kaplan
	913.696.6108		212.329.1420
	phil.gaines@yrcw.com		sdawson@lakpr.com

STATEMENTS OF CONSOLIDATED OPERATIONS

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in thousands except per share data)

(Unaudited)

	2006	2005
OPERATING REVENUE	$2,374,161	$1,677,961

OPERATING EXPENSES:
Salaries, wages and employees’ benefits	1,401,932	1,033,447
Operating expenses and supplies	449,927	256,457
Purchased transportation	253,286	183,653
Depreciation and amortization	73,440	45,968
Other operating expenses	106,866	71,681
Losses (gains) on property disposals, net	882	(3,234)

Total operating expenses	2,286,333	1,587,972

OPERATING INCOME	87,828	89,989

NONOPERATING (INCOME) EXPENSES:
Interest expense	20,548	9,398
Other	(796)	(12)

Nonoperating expenses, net	19,752	9,386

INCOME BEFORE INCOME TAXES	68,076	80,603
INCOME TAX PROVISION	25,940	30,710

NET INCOME	$42,136	$49,893

AVERAGE SHARES OUTSTANDING-BASIC	57,374	48,797
AVERAGE SHARES OUTSTANDING-DILUTED	59,128	52,193
BASIC EARNINGS PER SHARE	$0.73	$1.02
DILUTED EARNINGS PER SHARE	$0.71	$0.96

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in thousands except per share data)

(Unaudited)

	2006	2005		%
Operating revenue:
Yellow Transportation	$840,508	$791,166		6.2
Roadway	805,265	766,769		5.0
YRC Regional Transportation	592,045	65,414	[b]	n/m
Meridian IQ	139,846	56,409	[c]	n/m
Corporate and other	(3,503)	(1,797)

Consolidated	2,374,161	1,677,961

Reported operating income (loss):
Yellow Transportation	31,554	48,827		(35.4)
Roadway	37,663	37,080		1.6
YRC Regional Transportation	20,527	8,045	[b]	n/m
Meridian IQ	2,477	1,041	[c]	n/m
Corporate and other	(4,393)	(5,004)

Consolidated	87,828	89,989

Adjustments to operating income by segment [a] :
Yellow Transportation	(607)	(2,660)
Roadway	584	(558)
YRC Regional Transportation	908	(23	) [b]
Meridian IQ	(12)	(2	) [c]
Corporate and other	9	9

Consolidated	882	(3,234)

Adjusted operating income (loss) [a]:
Yellow Transportation	30,947	46,167		(33.0)
Roadway	38,247	36,522		4.7
YRC Regional Transportation	21,435	8,022	[b]	n/m
Meridian IQ	2,465	1,039	[c]	n/m
Corporate and other	(4,384)	(4,995)

Consolidated	$88,710	$86,755

Reported operating ratio:
Yellow Transportation	96.2%	93.8%
Roadway	95.3%	95.2%
YRC Regional Transportation	96.5%	87.7	% [b]
Consolidated	96.3%	94.6%

Adjusted operating ratio:
Yellow Transportation	96.3%	94.2%
Roadway	95.3%	95.2%
YRC Regional Transportation	96.4%	87.7	% [b]
Consolidated	96.3%	94.8%

Reconciliation of reported diluted earnings per share (EPS) to adjusted diluted EPS:
Reported diluted EPS	$0.71	$0.96
Losses (gains) on property disposals	0.01	(0.04)

Adjusted diluted EPS	$0.72	$0.92

[a]	Management excludes these items when evaluating operating income and segment performance to more accurately compare the results of our core operations among periods. This measurement should not be construed as a better measurement than operating income as defined by generally accepted accounting principles. Adjustments presented in the 2006 and 2005 periods herein consist of property gains and losses.
[b]	2005 data includes the revenue and operating income of New Penn Motor Express; 2006 data includes the revenue and operating income of New Penn and the USF operating companies.
[c]	2005 data includes the revenue and operating income of Meridian IQ; 2006 data includes the revenue and operating income of Meridian IQ and USF Logistics.

Selected Financial Data

YRC Worldwide Inc. and Subsidiaries

(Amounts in thousands unless otherwise noted)

(Unaudited)

	For the Three Months Ended March 31,
	2006	2005
Net cash from operating activities	$704	$31,222
Net cash used in investing activities	(117,024)	(36,994)
Net cash provided by financing activities	88,981	668
Gross capital expenditures	(118,073)	(42,723)
Net capital expenditures	(109,365)	(33,792)
Proceeds from exercise of stock options	1,951	668
Free cash flow [a]	(106,710)	(1,902)

	March 31, 2006	December 31, 2005

Cash and cash equivalents	$55,022	$82,361
Accounts receivable, net	1,187,304	1,164,383
Net property and equipment	2,248,515	2,205,792
Total assets	5,778,680	5,734,189
Asset backed securitization borrowings	449,500	374,970
Long-term debt, less current portion	1,123,188	1,113,085
Total debt	1,572,688	1,488,055
Total shareholders’ equity	1,988,510	1,936,488
Debt to capitalization [b]	44.2%	43.5%
Debt to capitalization, less cash	43.3%	42.1%

a	Management uses free cash flow as an indication of the cash available to fund additional capital expenditures, to reduce outstanding debt (including current maturities), or to invest in our growth strategies. Free cash flow is calculated as net cash from operating activities plus stock option proceeds less net capital expenditures. This measurement is used for internal management purposes and should not be construed as a better measurement than net cash from operating activities as defined by generally accepted accounting principles.
b	We calculate debt to capitalization as total debt divided by total debt plus total shareholders’ equity.